SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2003

CYSIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-27607	54-1698017
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10780 Parkridge Blvd., Suite 400
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(703) 259-2300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

     On May 30, 2003, the Company announced that it had signed a definitive merger agreement with Snowbird Holdings, Inc. (“Snowbird”), an entity owned by Nelson A. Carbonell, Jr., Chairman, Chief Executive Officer and President of the Company. The merger agreement provides that at the closing of the merger, each outstanding share of the Company’s common stock (other than Company common stock owned by Snowbird and its affiliates) will convert into the right to receive $3.22 in cash. All outstanding stock options will be assumed by Snowbird. A copy of this press release is attached as an exhibit to this current report.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of businesses acquired: Not Applicable

(b) Pro Forma Financial Information: Not Applicable

(c) Exhibits.

Exhibit No	Description
99.1	Press Release, dated May 30, 2003, announcing that the Company had signed a definitive merger agreement with Snowbird Holdings, Inc., an entity owned by Nelson A. Carbonell, Jr., Chairman, Chief Executive Officer and President of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cysive, Inc.

By:	/s/ John R. Lund

John R. Lund Vice President, Chief Financial Officer, Treasurer, Secretary and Director

Date:	May 30, 2003

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release, dated May 30, 2003, announcing that the Company had signed a definitive merger agreement with Snowbird Holdings, Inc., an entity owned by Nelson A. Carbonell, Jr., Chairman, Chief Executive Officer and President of the Company.